Exhibit 4.7

GREENPARK TWO

BASIC LEASE INFORMATION

LEASE EXECUTION DATE:	August 25, 2014

TENANT:	ESSA PHARMACEUTICALS CORP.

ADDRESS OF TENANT:	7505 South Main, Suite 250, Houston, TX 77030

TENANT CONTACT:	Paul Cossum	Telephone:	858-352-8684

LANDLORD:	GREENPARK II MEDICAL LLC

ADDRESS OF LANDLORD:	c/o Transwestern Property Company 1020 Holcombe, Suite 1311 Houston, Texas 77030

CONTACT:	Property Manager	Telephone: (713) 795-0962

PREMISES:

Suite No. 250 in the office building (the “Building”) located on the land described as 7505 South Main, City of Houston, Harris County, Texas and known as GREENPARK TWO MEDICAL PROFESSIONAL BUILDING, as more particularly described on Exhibit “A” (the “Land”; the Land together with the Building is the “Real Property”). The Premises are outlined on the plan attached to the Lease as Exhibit “B” and are deemed to contain 2,577 rentable square feet. Landlord has made and makes no representations regarding the accuracy of such number.

LEASE TERM:

Sixty-three months, commencing September 1, 2014 (the “Commencement Date”) and ending at 5:00 p.m., November 30, 2019 (the “Expiration Date”), subject to adjustment and earlier termination as provided in the Lease.

BASE RENTAL:

$6,657.25 per month, which is based on an annual Base Rental of $31.00 per rentable square foot per year, which Tenant agrees to pay to Landlord at Greenpark II Medical LLC, P.O. Box 28, Laurel, NY 11948 (or at such other place as Landlord from time to time may designate in writing) in advance and without demand on the first day of each calendar month during and throughout the Lease Term.

BASE EXPENSE AMOUNT:

The amount of Operating Expenses (including those Operating Expenses which Landlord elects to “gross-up” as provided in Paragraph 4(d) of the Lease) for the Building during the calendar year 2014, as calculated by Landlord.

PREPAID RENTAL:	$6,657.25, representing payment of Base Rental for the first month of the Lease Term, to be paid on the date of execution of this Lease.

SECURITY DEPOSIT:	$7,492.62 to be paid on the date of the execution of the Lease, and held by Landlord pursuant to the provisions of Paragraph 29 of the Lease.

SOLE PERMITTED USE:	General Office

TENANT’S PROPORTIONATE SHARE:

3.218%, which is the percentage obtained by dividing (i) the rentable square feet in the Premises by (ii) the rentable square feet in the Building. Landlord has advised Tenant, and Tenant has agreed, that solely for purposes of calculating Tenant’s Proportionate Share, the rentable area of the Premises is 2,577 square feet and the rentable area of the Building is 80,083 rentable square feet. These numbers are not subject to remeasurement.

RIDER:	Collectively, Rider Nos. 100, 101, 102, and 106, which are attached hereto, contain additional provisions of this Lease and are hereby incorporated in, and made a part of, this Lease.

i

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Basic Lease Information shall control.

LANDLORD:	TENANT:

GREENPARK II MEDICAL LLC, a Delaware limited liability company	ESSA PHARMACEUTICALS, CORP., a Texas corporation

By:	By:

Norman Livingston		Name:	Bob Rieder
Managing Member		Title:	CEO

Exhibit “A”	Legal Description
Exhibit “B”	Floor Plan

Continued from Page ii

Exhibit “C”	Holidays
Exhibit “D”	Leasehold Improvements Agreement
Exhibit “E”	Acceptance of Premises Memorandum
Exhibit “F”	Building Rules and Regulations

Rider No. 100	Lease Guaranty
Rider No. 101	Parking Facilities
Rider No. 102	Tenant’s Option to Renew
Rider No. 106	Schedule of Base Rental

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made and entered into as of the      day of August, 2014, by and between GREENPARK II MEDICAL LLC (“Landlord”) and ESSA PHARMACEUTICALS CORP., a Texas corporation (“Tenant”).

1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. The additional terms defined below shall have the respective meanings stated when used elsewhere in this Lease, and such terms and the following basic provisions constitute an integral part of this Lease:

(a) “Additional Rent”: Any monies owed by tenant to Landlord under this Lease, including the Operating Expense Payment, other than Base Rental.

(b) “Common Areas”: All common facilities in or around the Building designed and intended for use by tenants in common with one another and Landlord (excluding any such facilities exclusively reserved, in whole or in part, to any specific tenant or occupant or Landlord’s operation and management of the Building or the garage within the Building), including common hallways, corridors, elevators, elevator foyers, fire stairs, telephone and electrical closets, restrooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all tenants.

(c) “Default Rate”: A floating rate of interest equal to the lesser of (x) five percentage points above the then current “prime rate” announced by banks and other lending institutions, and (y) the maximum rate permitted by applicable Requirements.

(d) “Legal Costs”: All reasonable out-of-pocket costs and expenses that a party incurs in any legal proceeding pertaining to this Lease, in the exercise of a remedy under this Lease or regarding this Lease under applicable law, as the result of or under any bankruptcy event affecting the other party, or in connection with any other matter for which this Lease entitles a party to reimbursement as “Legal Costs.” Legal Costs include reasonable attorneys’ fees, disbursements and other charges billed by a party’s attorneys, court costs and expenses, fees for bonds, and reasonable charges for the services of paralegals, law clerks, process servers, private investigators, and all other personnel whose services are reasonably required and charged in connection with such party’s receipt of such legal services.

(e) “Medical Waste”: All surgical, pathological, biological, infectious, or chemotherapy waste; laboratory waste that has come in contact with pathogenic (disease-carrying) organisms; any human tissues, organs and/or other body parts removed during surgical operations of any nature, obstetrical procedures and autopsies, sharp instruments, including, without limitation, needles, syringes and scalpel blades, or other medical instruments capable of causing punctures or cuts or coming into contact with any pathogenic organisms; and laboratory cultures and stocks of infectious agents and any associated biological materials such as microbiological wastes; and any other materials defined as medical waste under the applicable law.

(f) “Normal Business Hours”: From 8:00 a.m. until 6:00 p.m. on weekdays (except Holidays, as defined on Exhibit “C” attached hereto and made a part hereof for all purposes), and from 8:00 a.m. until 1 p.m. on Saturdays (except Holidays).

(g) “PHI”: or Protected Health Information, which is any information about health status, provision of health care, or payment for health care that can be linked to a specific individual pursuant to US Health Insurance Portability and Accountability Act.

(h) “Rental”: Includes Base Rental, the Operating Expense Payment, all Additional Rent and all other sums this Lease requires Tenant to pay.

(i) “Requirements”: Present and future laws, statutes, codes and executive orders, ordinances, orders, rules and regulations of any governmental authority now or hereafter created, and of any applicable fire rating bureau, or other body exercising similar functions, having jurisdiction over the use, conditions or occupancy of the Premises, including those applicable to the performance of any Alterations, those that become applicable by reason of Alterations having been made, and those applicable by reason of the nature or type of business Tenant operates in the Premises.

(j) “Exhibits”: The following Exhibits are attached to and made a part of this Lease for all purposes:

A - Land

B - Premises

C - Holidays

D - Leasehold Improvements Agreement

E - Acceptance of Premises Memorandum

F - Building Rules and Regulations

2. Lease of Premises. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby leases and takes from Landlord, the Premises, together with the right to use in common with others the Common Areas, for the Lease Term specified herein, all upon and subject to the terms and conditions set forth herein. This Lease and the obligations of Landlord hereunder are conditioned upon faithful performance by Tenant of all of the agreements and covenants herein set out and agreed to by Tenant. Tenant agrees and acknowledges that there is excluded from Tenant’s use of the Premises (whether the Premises are or include one or more full floors within the Building) and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, elevator, pipe and other vertical shafts and ducts, flues, stairwells, any area above the acoustical ceiling, and any other areas not specifically shown on Exhibit “B” as being part of the Premises.

3. Services by Landlord. Landlord agrees to furnish the following services to the Premises, as long as Tenant is not in default, at Landlord’s cost and expense but subject to recoupment through Operating Expenses, except as specifically provided to the contrary elsewhere in this Lease:

(a) Hot and cold water (at the normal temperature of the supply of water to the Building) for normal lavatory, water fountain and toilet purposes, all of such water service to be supplied from the regular supply of water to the Building at points of supply provided for general use of tenants of the Building through fixtures installed by Landlord or by Tenant with Landlord’s consent; provided, however, nothing contained herein shall require Landlord to furnish hot water to any kitchen, bar or other such lavatory facility in the Premises. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, cleaning, pantry or lavatory purposes with the existing plumbing fixtures within the Premises (“Additional Water”), then Landlord may install a water meter, at Tenant’s sole cost and expense, and thereby measure Tenant’s Additional Water consumption beyond such uses. In such event: (1) Tenant shall pay for Additional Water consumed as measured by such meter and calculated by Landlord, plus Landlord’s administrative charges for reading such meter; and (2) Tenant shall pay the sewer rent, charge or any other tax, rent, levy or charge that now or hereafter is assessed, imposed or shall become a lien upon the Premises or the Real Property of which they are a part under any Requirement made or issued in connection with any such metered use. The bill rendered by Landlord for the above shall be payable by Tenant, as Additional Rent.

(b) Heating, air conditioning and ventilation in season during Normal Business Hours, and at such temperature and in such amounts as are considered by Landlord to be standard but, in any event, at temperatures and in amounts commensurate with those generally provided in Class “A” office buildings in the Medical Center submarket of Houston, Texas. Such services at all other times shall be furnished only at the request of Tenant, who shall bear the actual cost thereof as reasonably determined by Landlord. Whenever machines or equipment that generate abnormal heat and affect the temperature otherwise maintained by the air conditioning system are used in the Premises, Landlord shall have the right to install supplemental air conditioning units in the Premises, and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord from time to time promptly on demand, as Additional Rent.

(c) Operatorless passenger elevator service in common with other tenants for ingress and egress from the Premises, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than Normal Business Hours. If there are any service elevators in the Building, Tenant may use them in common with other tenants on a first come, first served basis, but only when scheduled through the management of the Building and Tenant shall pay Landlord’s reasonable charges therefor, as Additional Rent.

(d) Janitorial service on a five (5) day week basis on weekdays only and not on Holidays; provided, however, if Tenant’s floor covering or other improvements is other than Building standard, Tenant shall pay the additional and reasonable cleaning costs attributable thereto as Additional Rent. Tenant shall permit access to the Premises for the janitorial service after 6:00 p.m.

(e) Electric current in the manner and to the extent deemed by Landlord to be standard for medical office use, but not to exceed three (3) watts per rentable square foot in the Premises.

(g) Landlord shall provide the parking described in Rider 101 attached to this

(h) Lease Disposal of Tenant’s normal rubbish and trash; provided however, Landlord shall have no duty or obligation to remove any Medical Waste from the Premises. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future applicable laws regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash.

Failure to any extent to furnish or any interruption of these defined utilities and services resulting from any cause whatsoever shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed as an eviction of Tenant, nor entitle Tenant to any abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement contained herein; provided that if the Premises become untenantable due to any failure or interruption of such utilities and services (regardless of cause), then Tenant shall be entitled to rental abatement to the extent Landlord is entitled to rentable abatement insurance as a result thereof. Should any malfunction of the Building improvements or facilities (which by definition do not include any improvements or facilities of Tenant beside Building standard improvements) occur for any reason, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for rebate or abatement of rent or damages on account of such malfunction or of any interruptions in service occasioned thereby or resulting therefrom.

4. Additional Rent.

(a) Tenant shall during the Lease Term pay an amount (the “Operating Expense Payment”) equal to the product of (x) Tenant’s Proportionate Share, and (y) the excess from time to time of the Operating Expenses over the Base Expense Amount. Prior to the commencement of each calendar year of Tenant’s occupancy, Landlord may make a good faith estimate of the anticipated amount of Tenant’s Operating Expense Payment (“Estimated Operating Expense Payment”) and Tenant agrees to pay the Estimated Operating Expense Payment in equal monthly installments in advance and without demand on the first day of each calendar month during and throughout the Lease Term and any renewal or extension thereof, subject to adjustment of Estimated Operating Expense Payment pursuant to any audit conducted pursuant to Paragraph 4(c) hereof.

(b) Within 150 days after the end of each calendar year during the Lease Term and any renewal or extension thereof, or as soon as reasonably possible thereafter, Landlord shall provide Tenant a statement (the “Year End Statement”) showing the Operating Expenses for said calendar year, which Statement shall also compare Estimated Operating Expense Payment theretofore paid by Tenant with actual Operating Expense Payment. In the event that the Estimated Operating Expense Payment paid by Tenant exceeds the actual Operating Expense Payment for said calendar year, Landlord, at Landlord’s option, shall either pay Tenant an amount equal to such excess by direct payment to Tenant within thirty (30) days of the date of the Year End Statement, or credit such excess payment against the next accruing installment(s) of the Estimated Operating Expense Payment. In the event that the Tenant’s Additional Rent exceeds Tenant’s Forecast Additional Rent for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the Year End Statement, an amount equal to such difference. Such obligation of Landlord to refund and of Tenant to pay shall survive expiration or termination of this Lease. Landlord’s Year End Statement showing Operating Expenses shall be conclusive and binding for all purposes on Tenant as to any and all items contained therein to which Tenant has not objected in writing to Landlord within thirty (30) days after Tenant’s receipt of such Statement, which writing shall specify each item objected to and the detailed reason for each such objection. Landlord’s failure to render a Year End Statement during or with respect to any year in question shall not prejudice Landlord’s right to render a Year End Statement during or with respect to any subsequent year during the Lease Term, and shall not eliminate or reduce Tenant’s obligation to make payments of the Operating Expense Payment under this Article for the calendar year for which no Year End Statement was provided.

(c) Tenant at its sole expense shall have the right during the Lease Term, but no more frequently than once per calendar year following prior written notice to Landlord, to audit Landlord’s books and records relating to Operating Expenses, or at Landlord’s sole election, Landlord will provide at Tenant’s reasonable expense a copy of such audit prepared by an independent certified public accountant. Any audit right must be exercised within 90 days after receipt of the Year End Statement. Tenant’s audit rights shall survive 90 days after the expiration or termination of the Lease Term at which time the rights shall expire.

(d) Notwithstanding anything to the contrary contained herein, if the Building is not fully occupied during any calendar year of the Lease Term, Operating Expenses (or such components thereof as Landlord may reasonably elect), the Estimated Operating Expense Payment and the Operating Expense Payment for purposes of this Paragraph 4 shall be determined as if the Building had been fully occupied during such year and Operating Expenses had been in an amount which would be normal if the Building were fully occupied; provided that the adjustment described in this sentence shall not apply to ad valorem taxes or insurance on the Building and Land. For the purposes of this Lease, “fully occupied” shall mean occupancy of ninety-five percent (95%) of the rentable area of the Building.

(e) The term “Operating Expenses” shall mean all costs of management, operation (including the cost of providing electrical service to the Building and tenants in the Building to the extent such tenants are not separately metered), and maintenance of the Land, the Building, and all other improvements on the Land and any and all appurtenances thereto (the “Common Facilities”), all accrued and based on an annual period consisting of a calendar year. By way of illustration but not limitation, Operating Expenses shall include expenditures for maintenance and repairs; amortization of any capital expenditures in accordance with generally accepted accounting practices and principles which are incurred by Landlord to (i) attempt to effect a reduction in the Operating Expenses of the Building, or (ii) keep the Building in compliance with all applicable governmental rules and regulations from time to time; assessments and governmental charges (including taxes on rents or services); ad valorem property taxes with respect to the Land and/or the Building or any part of either thereof and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments or other charges herein described; charges for water, sewerage, and gas; cleaning, including supplies, janitorial services and pest control; licenses, permits and inspection fees; refuse collection; insurance; administrative expenses, including salaries, benefits, taxes and other expenses for labor and management, office equipment, telephone, and supplies; management fees payable by Landlord with respect to the Land, Building and Common Facilities (management fees capped at 5% of gross rental receipts from the Building); fire protection; snow and ice removal; landscape maintenance; professional services (including legal, property-related consulting and accounting expenses); and security services. The following shall be excluded from Operating Expenses: depreciation; capital expenditures other than those referenced in the previous sentence; cost of Building alterations or renovations for other tenants in the Building; advertising; commissions or fees paid for leasing; cost of repairs occasioned by fire, windstorm, or other casualty (but only to the extent reimbursed by insurance proceeds); and wages, salaries, or other compensation paid to any executive above the grade of building manager, Landlord’s general corporate overhead, costs reimbursed by warranties, sale or refinancing of Building, Landlord’s violation of any Requirements, contributions to political, civic or charitable organizations, art, sculptures or paintings in the Building, or reserves of any kind.

(f) The provisions of this Article shall survive the expiration or earlier termination of this Lease.

5. Electricity.

(a) If Landlord, in its sole discretion, believes that Tenant is consuming substantially more than its proportionate share of electrical power allocable to the Premises, Landlord may, in its sole discretion, require the Premises to be submetered, with the cost of such submetering to be at the sole cost and expense of Tenant. Upon installation of such submeters, Tenant shall pay to Landlord for Tenant’s actual cost of consumption of electricity service as measured and calculated by Landlord, plus Landlord’s administrative charges for reading such meter, as Additional Rent.

(b) Without Landlord’s prior written consent, Tenant shall not install any equipment (such as, without limitation, tabulating or computing equipment) in the Premises that will require any electrical current or equipment for its use other than that supplied by Landlord for normal general office usage, and the cost of special electrical installations approved by Landlord shall be paid by Tenant to Landlord on demand. Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building.

(c) Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises by reason of any Requirement, act or omission of (he utility serving the Building or for any other reason (except to the extent attributable to the negligence or misconduct of Landlord) or whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord.

(d) If Landlord shall be required by any Requirement or the public utility providing electricity to the Building to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord, on not less than 90 days’ notice (or such shorter period as may be required by Requirements or the public utility), shall not be obligated to furnish electricity to Tenant from the date of discontinuance. In such event, Tenant shall obtain electric energy directly from the public utility furnishing electric service to the Building and the costs of such service shall be paid by Tenant directly to such public utility. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Premises, at no charge, to the extent the same are safe for such purposes and as determined by Requirements. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment that may be required to obtain electricity shall be installed by Landlord, at Landlord’s cost. Landlord, to the extent permitted by applicable Requirements, shall not discontinue furnishing electricity to the Premises until such installations have been made so that Tenant shall be able to obtain electricity directly from the public utility.

6. Payments and Performance. Except as otherwise expressly provided in this Lease, Tenant agrees to pay all Rental and sums provided to be paid by Tenant hereunder at the times and in the manner herein provided, without any setoff, deduction or counterclaim whatsoever. Should this Lease commence on a day other than the first day of a calendar month or terminate on a day other than the last day of a calendar month, the Rental for such partial month shall be proportionately reduced. The Base Rental for the first partial month, if any, shall be payable at the beginning of said period or as Prepaid Rental. The obligation of Tenant to pay such rent is an independent covenant, and no act or circumstance whatsoever, whether such act or circumstance constitutes a breach of covenant by Landlord or not, shall release Tenant from the obligation to pay rent. Time is of the essence in the performance of all of Tenant’s obligations hereunder. Any amount which becomes owing by Tenant to Landlord hereunder shall bear interest at the Default Rate. In addition, at Landlord’s option, but only to the extent allowed by applicable law and not in excess of the amount allowed by applicable law, Tenant shall pay a late charge in the amount (as solely determined by Landlord) of up to five percent (5%) of any installment of Rental hereunder which is not paid within five (5) days of the date on which it is due in order to compensate Landlord for the additional expense involved in handling delinquent payments.

7. Tenant Plans and Specifications - Installation of Improvements. Landlord will install or cause to be installed in the Premises all improvements shown on the Approved Working Drawings (as defined in Exhibit “D” attached hereto) upon the terms and conditions set forth in the Leasehold Improvements Agreement attached hereto as Exhibit “D” and made a part hereof.

8. Completion of Improvements and Commencement of Rent. If the Premises are not ready for occupancy by Tenant on the Commencement Date pursuant to the terms of Exhibit “D”, the obligations of Landlord and Tenant shall nevertheless continue in full force and effect, including the obligation of Tenant to commence paying rent on the Commencement Date, provided that if the Premises are not ready for occupancy on the Commencement Date for any reason other than Tenant’s Delay (as defined in Exhibit “D”), then the Base Rental shall abate and not commence until the date the leasehold improvements to the Premises are substantially complete or until the date Tenant commences occupancy of any portion of the Premises, whichever first occurs (such first occurring date being herein referred to as the “Actual Commencement Date”). Any such abatement of Base

Rental, however, shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Commencement Date. If the Premises are not ready for occupancy by Tenant on the Commencement Date, the number of months of the Lease Term will remain as stated in the Basic Lease Information, and the Lease Term will commence on the Actual Commencement Date. Notwithstanding the foregoing, if Tenant, with Landlord’s consent, occupies the Premises after substantial completion of Tenant’s leasehold improvements but prior to the beginning of the Lease Term set forth herein, all of the terms and provisions of this Lease shall be in full force and effect from the commencement of such occupancy and the Lease Term shall commence on the earlier date on which Tenant first occupies the Premises and shall expire the same number of months thereafter as shown in the Basic Lease Information and no change shall occur in the length of the Lease Term. By moving into the Premises or taking possession thereof, Tenant accepts the Premises as suitable for the purposes for which the same are leased and accepts the Building and every appurtenance thereof, and waives any and all defects therein and on request from Landlord, Tenant shall promptly execute and deliver to Landlord an Acceptance of Premises Memorandum in the form attached hereto as Exhibit “E” and made a part hereof for all purposes.

9. Relocation of Premises. Landlord reserves the right to designate another location in the Building for the Premises at any time during the Lease Term, and if Landlord elects to so designate a new location for the Premises, Tenant will vacate the old Premises and move into the new Premises (which will contain substantially the same number of square feet of rentable square feet as the old Premises) when the finish-out improvements therein are substantially completed; provided, however, that Tenant shall be notified in writing at least sixty (60) days prior to said relocation, and Landlord shall pay all reasonable out-of-pocket moving expenses, reprinted stationary and business cards, postage for mailing change of address notices (not to exceed $500) and all reasonable expenses for redesigning and remodeling the new Premises in a manner reasonably comparable to the design of the old Premises. In the event the Premises are relocated, Base Rental, Tenant’s Additional Rental, and the Electricity Charge shall thereafter be calculated hereunder on the basis of the total rentable square feet of the new Premises.

10. Repairs and Reentry. Tenant will, at Tenant’s own cost and expense, maintain and keep the Premises, including distribution lines for building systems located within or serving only the Premises, including electrical systems and plumbing, and shall make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition. Subject to the foregoing and the waiver of subrogation, all damage or injury to the Premises or to any other part of the Building and building systems not exclusively serving the Premises, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from the neglect, or wrongful conduct of, or alterations made by, Tenant or Tenant’s agents, employees, invitees or licensees, shall be repaired at Tenant’s sole cost and expense (at commercially reasonable rates), by Tenant (if the required repairs (i) are nonstructural in nature, or (ii) affect any building system that services the Premises exclusively and does not adversely affect the proper functioning of any building system that does not service the Premises exclusively), or by Landlord (in all other circumstances). The performance by Tenant of its obligation to maintain and make repairs shall be conducted only by contractors approved by Landlord after plans and specifications therefor have been approved by Landlord. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make repairs or replacement, and Tenant shall repay on demand the cost thereof plus a charge of fifteen percent (15%) of such costs for overhead to Landlord. Tenant will not commit or allow any waste or damage to be committed on any portion of the Premises, and upon the termination of this Lease by lapse of time or otherwise, Tenant shall deliver up the Premises to Landlord in as good condition as at date of possession, ordinary wear and tear and casualty damage excepted. Upon such termination of this Lease, Landlord shall have the right to reenter and resume possession of the Premises. Notwithstanding the foregoing provisions of this Paragraph, any repairs to the Premises or the Building that are necessitated because of any damage caused by fire or other casualty shall be governed by the provisions of Paragraph 22 below. Landlord shall be responsible for maintenance and repair to the exterior, structural and Common Areas of the Building and all mechanical, electrical, HVAC and plumbing systems servicing the Building.

11. Assignment and Subletting. In the event that Tenant desires to assign this Lease or sublet all or any part of the Premises or grant any license, concession or other right of occupancy of any portion of the Premises, Tenant shall notify Landlord in writing at least thirty (30) days before the commencement date of such assignment or sublease and shall state the name of the proposed assignee, sublessee or other transferee and the terms of the proposed assignment, sublease or transfer. Tenant shall also provide financial information and state the nature and character of the business of the proposed assignee, sublessee or transferee. Landlord shall have the option to retake possession of the Premises and terminate this Lease as of the date on which the proposed assignment, sublease or other transfer was to become effective. Landlord must exercise such option to retake the Premises by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s notice or Landlord will be deemed to have rejected its option to retake the Premises. If Landlord fails to exercise its option to retake the Premises, Tenant shall not assign this Lease or any right hereunder or interest herein, and Tenant shall not sublet the Premises in whole or in part or grant any license, concession or other right of occupancy of any portion of the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any such assignment or subletting without such consent shall be void and shall, at the sole option of the Landlord, be deemed an Event of Default by Tenant under this Lease. Notwithstanding any assignment or subletting consented to by Landlord, Tenant and any guarantor of Tenant’s obligations under this Lease and each assignee shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant’s other covenants and obligations under this Lease. No consent to any assignment of this Lease or any subletting of the Premises shall constitute a waiver of the provisions of this Paragraph except as to the specific instance covered thereby. In the event that the monthly rental per square foot of space subleased which is payable by any sublessee to Tenant shall exceed the monthly rental per square foot for the same space payable for the same month by Tenant to Landlord (including any bonuses or any other consideration paid directly or indirectly by the sublessee to Tenant), Tenant shall be obligated to pay the amount of such excess to Landlord as additional rent hereunder on the same date it is received by Tenant from the sublessee. In the event Tenant shall receive any consideration from an assignee other than the assumption by the assignee of Tenant’s obligations hereunder, Tenant shall be obligated to pay the full amount of such consideration to Landlord as additional rent hereunder on the same date it is received by Tenant. Landlord, at Landlord’s option, may elect to require that rental payable by any sublessee be paid directly to Landlord and offset Tenant’s rent obligations accordingly. At no time during the Lease Term shall Tenant be entitled to (i) advertise the Premises for sublease without the prior written consent of Landlord, such consent not to be unreasonably withheld and (ii) market the Premises for sublease at a rate less than the fair market value of the Premises. If Tenant is a corporation or partnership, an assignment prohibited by this Paragraph 11 shall be deemed to include one or more sales or transfers, by operation of law or otherwise, or creation of new stock or partnership interests, by which a majority of the voting shares of the corporation or interests in the partnership shall be vested in a party or parties who are not owners of a majority of the voting shares or partnership interests of Tenant as of the date hereof; provided, however, that the foregoing provisions of this sentence shall not be applicable if (i) Tenant’s stock is listed on a recognized securities exchange or (ii) at least eighty percent (80%) of Tenant’s stock is owned by a corporation whose stock is listed on a recognized securities exchange. For the purposes hereof, stock ownership shall be determined in accordance with the principles set forth in section 544 of the Internal Revenue Code of 1986, as amended to the date hereof. Any transfer by operation of law shall also constitute an assignment prohibited by this Paragraph 11. Tenant shall reimburse Landlord, on demand, for its reasonable attorneys’ fees and other expenses incurred in connection with considering any request for Landlord’s consent to an assignment or sublease of the Premises. Notwithstanding the foregoing, Landlord agrees that no consent will be required for any sublease or other office sharing agreement Tenant enters into from time to time with any affiliate or other business partner so long as Tenant continues to occupy the Premises and the space used by such third party is not separately demised.

12. Alterations and Additions by Tenant. Tenant shall make no alterations, installations, improvements, additions or other physical changes in or about the Premises (collectively, “Alterations”) without the prior written consent of Landlord; and all Alterations placed in or upon the Premises by either party (except only moveable trade fixtures of Tenant) shall be deemed a part of the Building and the property of the Landlord at the time they are placed in or upon the Premises, and they shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, unless Landlord shall elect otherwise, whether such termination shall occur by the lapse of time or otherwise. In the event Landlord shall elect that certain Alterations made by Tenant in the Premises shall be removed by Tenant, Tenant shall remove them and Tenant shall restore the Premises to its original condition, at Tenant’s own cost and expense, prior to the termination of the Lease Term. At Landlord’s election, Alterations will be performed by Landlord at Tenant’s cost and expense, including a charge of fifteen percent (15%) of the cost of such Alterations for Landlord’s overhead.

13. Legal Use; Violations of Insurance Coverage; Nuisance. Tenant will not occupy or use any portion of the Premises for any use or purpose other than the Sole Permitted Use or for any purpose which is unlawful or which, in the reasonable judgment of Landlord, is disreputable or which is hazardous due to risk of fire, explosion or other casualty, nor permit anything to be done which will in any way (i) increase the rate of fire and casualty insurance on the Building or its contents, or (ii) tend to lower the first-class character and reputation of the Building, or (iii) create unreasonable elevator loads or otherwise interfere with standard Building operations, or (iv) affect the structural integrity or design capabilities of the Building. In the event that, by reason of any act or conduct of business of Tenant, there shall be any increase in the rate of insurance on the Building or its contents created by Tenant’s acts or conduct of business, then Tenant hereby agrees to pay Landlord the amount of such increase on demand. Tenant shall not erect, place, or allow to be placed any sign, advertising matter, stand, booth or showcase in, upon or visible from the vestibules, halls, corridors, doors, outside walls, outside windows or pavement of the Building or the Land without the prior written consent of Landlord. Tenant will conduct its business, and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with, annoy or disturb other tenants or Landlord in the management of the Building. Tenant shall apply for, secure, maintain and comply with all licenses, permits and certificates from appropriate governmental authorities which may be required for the conduct by Tenant of the Sole Permitted Use, including for any equipment and machinery used within the Premises, and to pay, if, as and when due all license and permit fees and charges of a similar nature in connection therewith and provide Landlord with copies thereof upon request. Tenant represents and warrants to Landlord that all health care services will be provided by licensed professionals in good standing, that delivery of health care services will be under the supervision of a licensed professional and that services shall be provided in compliance with the practice guidelines established by the respective specialty’s oversight association.

14. Laws and Regulations. Tenant at its sole expense will maintain the Premises in a clean and healthful condition and will comply with all Requirements. Landlord will maintain the Building and Land in a clean and healthful condition and will comply with all Requirements.

15. Indemnity, Liability and Loss or Damage. Landlord shall not be liable to Tenant or Tenant’s agents, employees, guests, invitees or any person claiming by, through or under Tenant for any injury to person, loss of or damage to property, or for loss of or damage to Tenant’s business, occasioned by or through the acts or omissions of Landlord, or by any cause whatsoever except for any thereof arising solely from or out of Landlord’s gross negligence or willful wrongdoing. Unless arising solely from or out of Landlord’s gross negligence or willful wrongdoing, Landlord shall not be liable for, and Tenant shall indemnify Landlord and save it harmless from, all suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon, at or from the Premises or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any action or omission of Tenant, its agents, contractors, employees, invitees, or licensees. If Landlord shall be made a party to any action commenced by or against Tenant, Tenant shall protect and hold Landlord harmless therefrom and on demand shall pay all costs, expenses, and reasonable attorney’s fees incurred by Landlord in connection therewith.

16. Rules of the Building. Tenant will comply fully, and will cause Tenant’s agents, employees, and invitees to comply fully with all Rules and Regulations of the Building which are attached hereto as Exhibit “F” and made a part hereof as though fully set out herein. As more particularly provided therein, Landlord shall at all times have the right to change such Rules and Regulations or to amend them in such reasonable manner as Landlord may deem advisable for the safety, protection, care and cleanliness of the Building and appurtenances and for preservation of good order therein, all of which Rules and Regulations, changes and amendments will be forwarded to Tenant in writing and shall be complied with and observed by Tenant and Tenant’s agents, employees and invitees. In the event of any conflict between the current or future Rules and Regulations and the remainder of this Lease, the latter shall control.

17. Entry for Repairs and Inspection. Landlord and its agents and representatives shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours (or, in an emergency, at any hour), to inspect same or clean or make repairs or alterations or additions to the Building and the Premises (whether structural or otherwise) as Landlord may deem necessary, and during the continuance of any such work, Landlord may temporarily close doors, entryways, public spaces and corridors and interrupt or temporarily suspend Building services and facilities, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. Landlord agrees, however, that it will use commercially reasonable efforts to limit the inconvenience to and disruption of Tenant’s normal business operations. During the Lease Term, Landlord may exhibit the Premises to prospective purchasers and lenders at reasonable hours and upon prior notice to Tenant. Furthermore, during the one-year period prior to the Expiration Date, Landlord and Landlord’s agents may exhibit the Premises to prospective tenants during Normal Business Hours and upon prior notice to Tenant.

18. Condemnation. If all of the Premises, or so much thereof as would materially interfere with Tenant’s use of the remainder, shall be taken or condemned for any public use or purpose by right of eminent domain, with or without litigation, or be transferred by agreement in connection with or in lieu of or under threat of condemnation, then the Lease Term and the leasehold estate created hereby shall terminate as of the date title shall vest in the condemnor or transferee. If all or any portion of the Building is taken or condemned or transferred as aforesaid, Landlord shall have the option to terminate this Lease effective as of the date title shall vest in the condemnor or transferee. Landlord shall receive the entire award from any taking or condemnation (or the entire compensation paid because of any transfer by agreement), and Tenant shall have no claim thereto.

19. Landlord’s Lien and Security Interest. Landlord shall have a Landlord’s statutory lien, and in addition thereto Landlord shall have, and Tenant hereby grants unto Landlord, a security interest in all of the goods, wares, furniture, fixtures, office equipment, supplies and other property of Tenant now or hereafter placed in, upon, or about the Premises and all proceeds thereof, as security for all of the obligations of Tenant under this Lease, Tenant shall not remove any of said personal properly from the Premises until all of Tenant’s obligations under this Lease have been satisfied in full. Upon the occurrence of an Event of Default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made; and at any such sale the Landlord or its assigns may purchase unless otherwise prohibited by law. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney’s fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Paragraph. Any surplus shall be paid to Tenant or as otherwise required by law and Tenant shall pay any deficiencies forthwith to Landlord. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Texas Uniform Commercial Code. Upon request by Landlord, Tenant shall provide the name and address of any entity that has, or claims to have, an interest (including, without limitation, a security interest) in any properly located on the Premises and a description of such property. Failure to provide such list shall result in a presumption that all property located in the Premises belongs to Tenant free from all claims. Without intending to exclude any other manner of giving Tenant any required notice, any requirement of reasonable notice to Tenant of Landlord’s intention to dispose of any collateral pursuant to the enforcement of said security interest shall be met if such notice is given in the manner prescribed in Paragraph 32 of this Lease at least five (5) days before the time of any such disposition. Landlord shall have all of the rights and remedies of a secured party under law. The foregoing notwithstanding, Landlord hereby waives any statutory or contractual lien relating to PHI and expressly excludes PHI from any security agreement and from any Uniform Commercial Code financing statement perfecting a landlord lien in property at the Premises. Landlord agrees that if it obtains possession of any PHI due to foreclosure of any security interest, eviction, or other exercise of repossession, that it shall treat the PHI in compliance with applicable Requirements and shall, at Tenant’s sole cost and expense, return PHI to Tenant, to the extent practicable, or if impracticable, shall destroy the PHI in a secure fashion without disclosing PHI to third parties, by a professional disposal company which serves attorneys, physicians and similar professionals with on-going needs to appropriately destroy confidential information, as if the Lease were terminated.

20. Abandoned Property. Subject to applicable Requirements, all personal property of Tenant remaining in the Premises after the termination or expiration of the Lease Term or after the abandonment of the Premises by Tenant may be treated by Landlord as having been abandoned by Tenant and Landlord may, at its option and election, thereafter take possession of such property and either (i) declare same to be the property of Landlord, or (ii) at the cost and expense of Tenant, store and/or dispose of such property in any manner and for whatever consideration, Landlord, in its sole discretion, shall deem advisable. The foregoing notwithstanding, Landlord, if feasible, will return or destroy all PHI received from, or created or received by Landlord on behalf of Tenant that Landlord still maintains in any form and will retain no copies of such information or, if such return or destruction is not feasible, shall notify Tenant of the condition that makes the return or destruction of PHI not feasible and shall extend the protections of this Lease to the PHI and limit further uses and disclosures to those purposes that make the return or destruction of the PHI infeasible for so long as Landlord maintains such PHI. Tenant shall be presumed conclusively to have abandoned the Premises if the amount of Tenant’s property removed by Tenant from the Premises is substantial enough to indicate a probable intent to abandon the Premises and such removal is not in the normal course of Tenant’s business, or if Tenant removes any material amount of Tenant’s personal property from the Premises, at a time when Tenant is in default in the payment of Rental due hereunder or in the performance of any other obligation of Tenant hereunder and such removal is not in the normal course of Tenant’s business. Nothing contained in this Paragraph shall prejudice or impair Landlord’s rights as a lienholder and secured party under Paragraph 19 hereof, and the rights granted to Landlord under this Paragraph shall be cumulative of its rights as a lienholder and secured party.

21. Surrender of Premises; Holding Over. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant and broom clean, free from Medical Waste and the effects of Medical Waste with any damage to the Premises and the Building caused by the removal by Tenant of any Alterations or Tenant’s personal property from the Premises repaired in a good and workmanlike manner. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights that Tenant or any such person may have under any law then in force in connection with any holdover summary proceedings that Landlord may institute to enforce the foregoing provisions of this Article. Tenant acknowledges that possession of the Premises must be surrendered on or before 11:59 p.m. to Landlord on the Expiration Date. Should Tenant continue to hold the Premises after this Lease terminates, whether by lapse of time or otherwise, then a holdover shall be created and such holding over shall, unless otherwise agreed by Landlord in writing, constitute and be construed as a tenancy at will and Tenant shall pay to Landlord on account of use and occupancy of the Premises, without limiting any other right or remedy of Landlord, for each month or partial month in which Tenant holds over in the Premises after the Expiration Date, a sum equal to 175% of the monthly bas rent in effect immediately prior to the expiration of termination of the Lease, and upon and subject to all of the other terms and provisions set forth herein except any right to renew this Lease, expand the Premises or lease additional space. This provision shall not be construed, however, as permission by Landlord for Tenant to holdover. No payments of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue, or extend the Lease Term and no extension of this Lease after the termination hereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. Tenant shall be liable to Landlord for all damage which Landlord shall suffer by reason of any holding over by Tenant, and Tenant shall indemnify, defend and hold harmless Landlord from and against all net loss, cost, liability and expense that Landlord may suffer as a result of Tenant’s holding over, including Legal Costs and against any claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises (or any portion thereof) to such other tenant or prospective tenant. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

22. Fire and Casualty.

(a) In the event of a fire or other casualty in the Premises, Tenant shall immediately give verbal notice thereof to Landlord, followed by written confirmation thereof within three (3) days of such fire or other casualty. If the Premises are damaged by fire or other casualty and if such damage is not susceptible of repair within 180 days (as estimated, as soon as reasonably practicable after the occurrence of such damage, by an architect of recognized good reputation selected by Landlord), then in such event this Lease, at the option of Landlord, exercised by giving written notice thereof to Tenant within thirty (30) days after receipt of such written estimate of the architect so selected, shall terminate as of the date of such loss, and Tenant shall pay the rent hereunder apportioned to the time of such loss and shall pay all other obligations of Tenant owing on the date of termination, and Tenant shall immediately surrender the Premises to Landlord in the condition required by the terms of this Lease.

(b) If the damage described above is susceptible of repair within 180 days, or if the damage is not susceptible of repair within 180 days but Landlord fails to exercise its option to terminate this Lease, and so long as Landlord does not elect to terminate the Lease pursuant to Subparagraph (c) below, Landlord shall enter and make the necessary repairs without affecting this Lease, but the rent hereunder shall be reduced or abated as shall be equitable, in the good faith judgment of Landlord, until such repairs are made, unless such damage has been so slight that Tenant’s occupancy of the Premises is not materially interfered with, in which case the rent hereunder shall not be abated or reduced. Notwithstanding the foregoing, Landlord shall have the option to terminate this Lease and shall not be obligated to repair the Premises or the Building if the damage is not covered by insurance or if Landlord’s mortgagee applies any portion of the insurance proceeds to the unpaid balance of its loan.

(c) In the event the Building is so badly damaged or injured by fire or other casualty, even though the Premises may not be affected, that Landlord decides, within ninety (90) days after such destruction, not to rebuild or repair the Building (such decision being vested exclusively in the discretion of Landlord), then in such event Landlord shall so notify Tenant in writing and this Lease shall terminate as of the date specified for termination in the notice from Landlord to Tenant, and the Tenant shall pay rent hereunder apportioned to the date of such termination and shall pay all other obligations of Tenant owing on the date of termination, and Tenant shall immediately surrender the Premises to Landlord in the condition required by this Lease.

(d) Notwithstanding the foregoing provisions of this Paragraph, Tenant agrees that if the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of its agents, employees, or invitees, then the cost of restoring the property damage in excess of any property insurance proceeds paid to Landlord shall be paid by Tenant on demand, and there shall be no abatement of rent before or during the repair of such damage, unless Landlord has business interruption insurance in effect in which event rent shall abate to the extent of Landlord’s receipt of insurance proceeds.

(e) Notwithstanding the foregoing, if the Premises are substantially damaged in the last year of the Lease Term (as renewed or extended), Landlord may elect by written notice, given within 30 days after the occurrence of such damage, to terminate this Lease.

23. Entire Agreement and Amendment; No Representations or Warranties; No Memorandum of Lease. This Lease contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, understandings, promises, and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto. It is expressly agreed by Tenant, as a material consideration to Landlord for the execution of this Lease, that there have been no representations, understandings, stipulations, agreements or promises pertaining to the Premises, the Building or this Lease not incorporated in writing herein. This Lease shall not be altered, waived, amended or extended, except by a written agreement signed by the parties hereto, unless otherwise expressly provided herein. LANDLORD’S DUTIES AND WARRANTIES ARE LIMITED TO THOSE SET FORTH IN THIS LEASE, AND SHALL NOT INCLUDE ANY IMPLIED DUTIES OR WARRANTIES, ALL OF WHICH ARE HEREBY DISCLAIMED BY LANDLORD AND WAIVED BY TENANT. Neither this Lease nor a memorandum of this Lease shall be recorded in the public records of the county in which the Building is located without the prior written consent of Landlord.

24. Transfer of Landlord’s Rights. In the event Landlord transfers its interest in the Building and assigns the Security Deposit to the new owner, Landlord shall thereby automatically be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

25. Default.

(a) The following events shall be deemed to be Events of Default (herein so called) by Tenant under this Lease:

(i) Tenant shall fail to pay any Rental or other sum payable by Tenant hereunder as and when such Rental or other sum becomes due and payable; provided, however, that Tenant shall be entitled to receive, one (1) time each calendar year, a written notice of such failure from Landlord and a five (5) day period thereafter to cure such payment default;

(ii) Tenant shall fail to comply with any other provision, condition or covenant of this Lease and any such failure is not cured within five (5) days after Landlord gives written notice of such failure to Tenant or such longer period of time (not to exceed 60 days) as is reasonably required to cure such non-monetary default utilizing Tenant’s diligent efforts;

(iii) Tenant shall assign this Lease or sublet all or any part of the Premises or grant any license, concession or other right of occupancy of any portion of the Premises, without the prior written consent of Landlord;

(iv) Any petition shall be filed by or against Tenant or any guarantor of Tenant’s obligations under this Lease pursuant to any section or chapter of the present federal Bankruptcy Act or under any future federal Bankruptcy Act or under any similar law or statute of the United States or any state thereof (which as to any involuntary petition shall not be and remain discharged or stayed within a period of thirty (30) days after its entry), or Tenant or any guarantor of Tenant’s obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the present federal Bankruptcy Act or under any future federal bankruptcy act or under any similar law or statute of the United States or any state thereof;

(v) Tenant or any guarantor of Tenant’s obligations under this Lease shall become insolvent or make a transfer in fraud of creditors;

(vi) Tenant or any guarantor of this Lease shall make an assignment for the benefit of creditors; or

(vii) A receiver or trustee shall be appointed for Tenant or any guarantor of this Lease or for any of the assets of Tenant or any guarantor of this Lease.

(b) Upon the occurrence of any Event of Default, Landlord shall have the option to do any one or more of the following without any further notice or demand, in addition to and not in limitation of any other remedy permitted by law or by this Lease:

(i) Enforce, by all legal suits and other means, its rights hereunder, including the collection of Base Rental, Operating Expense Payment, Additional Rent and other sums payable by Tenant hereunder and the reimbursement for all unamortized tenant allowances and concessions, without reentering or resuming possession of the Premises and without terminating this Lease.

(ii) Terminate this Lease by issuing written notice of termination to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord in the condition required by the terms of this Lease, but if Tenant shall fail to do so, Landlord may without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefor, and upon any such termination, Tenant agrees that in addition to its liability for the payment of arrearages of Base Rental, Additional Rent and other sums due and owing by Tenant to Landlord under this Lease upon such termination, Tenant shall be liable to Landlord for damages. Tenant shall pay to Landlord as damages on the same days as Base Rental, Additional Rent and other payments which are expressed to be due under the provisions of this Lease, the total amount of such Base Rental, Additional Rent and other payments plus a reimbursement for all unamortized tenant allowances and concessions, less such part, if any, of such payments that Landlord shall have been able to collect from a new tenant upon reletting; provided, however, that Landlord shall have no obligation to relet the Premises so as to mitigate the amount for which Tenant is liable. Landlord shall have the right at any time to demand final settlement. Upon demand for a final settlement, Landlord shall have the right to receive, and Tenant hereby agrees to pay, as damages for Tenant’s breach, the difference between the total Rental provided for in this Lease for the remainder of the Lease Term and the reasonable rental value of the Premises for such period, such difference to be discounted to present value at at the rate of 6% per annum.

(iii) Enter upon and take possession of the Premises without terminating this Lease and expel or remove Tenant and its effects therefrom without being liable to prosecution or any claim for damages therefor, and Landlord may relet the Premises for the account of Tenant. Tenant shall pay to Landlord all arrearages of Base Rental, Additional Rent and other sums due and owing by Tenant to Landlord, and Tenant shall also pay to Landlord during each month of the unexpired Lease Term the installments of Base Rental, Additional Rent and other sums due hereunder, less such part, if any, that Landlord shall have been able to collect from a new tenant upon reletting; provided, however, that Landlord shall have no obligation to relet the Premises so as to mitigate the amount for which Tenant is liable. In the event Landlord exercises the rights and remedies afforded to it under this Paragraph 25(b)(iii) and then subsequently elects to terminate this Lease, Tenant shall be liable to Landlord for damages as set forth in Paragraph 25(b)(ii) above and Landlord shall have the right at any time to demand final settlement as provided therein.

(iv) Landlord may do whatever Tenant is obligated to do by the provisions of this Lease and may enter the Premises in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in its actions pursuant to this Subparagraph, and Tenant further agrees that Landlord shall not be liable for damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(v) Landlord may enter upon the Premises and change, alter, or modify the door locks on all entry doors of the Premises, and permanently or temporarily exclude Tenant, and its agents, employees, representatives and invitees, from the Premises. In the event that Landlord either permanently excludes Tenant from the Premises or terminates this Lease on account of Tenant’s default, Landlord shall not be obligated thereafter to provide Tenant with a key to the Premises at any time, regardless of any amounts subsequently paid by Tenant. If Landlord elects to exclude Tenant from the Premises temporarily without permanently repossessing the Premises or terminating this Lease, then Landlord shall not be obligated to provide Tenant with a key to reenter the Premises until such time as all delinquent rent and other amounts due under this Lease have been paid in full and all other defaults, if any, have been cured and Tenant shall have given Landlord evidence reasonably satisfactory to Landlord that Tenant has the ability to comply with its remaining obligations under this Lease; and if Landlord temporarily excludes Tenant from the Premises, Landlord shall have the right thereafter to permanently exclude Tenant from the Premises or terminate this Lease at any time before Tenant pays all delinquent rent, cures all other defaults and furnishes such evidence to Landlord. A key to the Premises will be furnished to Tenant only during Landlord’s Normal Business Hours. Landlord’s exclusion of Tenant from the Premises shall not constitute a permanent exclusion of Tenant from the Premises or a termination of this Lease unless Landlord so notifies Tenant in writing. Landlord shall not be obligated to place a written notice on the Premises on the front door thereof explaining Landlord’s action or stating the name, address or telephone number of any individual or company from which a new key may be obtained. In the event Landlord permanently or temporarily excludes Tenant from the Premises or terminates this Lease, and Tenant owns property that has been left in the Premises but which is not subject to any statutory or contractual lien or security interest held by Landlord as security for Tenant’s obligations, Tenant shall have the right to promptly so notify Landlord in writing, specifying the items of property not covered by any such lien or security interest and which Tenant desires to retrieve from the Premises. Landlord shall have the right to either (i) escort Tenant to the Premises to allow Tenant to retrieve Tenant’s property not covered by any such lien or security interest, or (ii) remove such property itself and make it available to Tenant at a time and place designated by Landlord. In the event Landlord elects to remove such property itself as provided in the immediately preceding clause (ii), Landlord shall not be obligated to remove such property or deliver it to Tenant unless Tenant shall pay to Landlord, in advance, an amount of cash equal to the amount that Landlord estimates Landlord will be required to expend in order to remove such property and make it available to Tenant, including all moving or storage charges theretofore or thereafter incurred by Landlord with respect to such property. If Tenant pays such estimated amount to Landlord and the actual amount incurred by Landlord differs from the estimated amount, Tenant shall pay any additional amounts to Landlord on demand or Landlord shall refund any excess amounts paid by Tenant to Tenant on demand.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity. Any entry by Landlord upon the Premises may be by use of a master or duplicate key or electronic pass card or any locksmith’s entry procedure or other means. Any reletting by Landlord shall be without notice to Tenant, and if Landlord has not terminated this Lease, the reletting may be in the name of Tenant or Landlord, as Landlord shall elect. Any reletting shall be for such term or terms (which may be greater or less than the period which, in the absence of a termination of this Lease, would otherwise constitute the balance of the Lease Term) and on such terms and conditions (which may include free rent, rent concessions or tenant inducements of any nature) as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. In the event of any reletting, Tenant shall pay to Landlord on demand the reasonable cost of renovating, repairing and altering the Premises for a new tenant or tenants, and the reasonable cost of advertisements, brokerage fees, reasonable attorney’s fees and other costs and expenses incurred by Landlord in connection with such reletting. In the event any rents actually collected by Landlord upon any such reletting for any calendar month are in excess of the amount of Rental payable by Tenant under this Lease for the same calendar month, the amount of such excess shall belong solely to Landlord and Tenant shall have no right with respect thereto. In the event it is necessary for Landlord to institute suit against Tenant in order to collect the Rental due hereunder or any deficiency between the Rental provided for by this Lease for a calendar month and the rent actually collected by Landlord for such calendar month, Landlord shall have the right to allow such deficiency to accumulate and to bring an action upon several or all of such rent deficiencies at one time. No suit shall prejudice in any way the right of Landlord to bring a similar action for any subsequent rent deficiency or deficiencies.

26. Waiver; Attorney’s Fees. No act or thing done by Landlord or its agents during the Lease Term shall be deemed an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. No reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention, signed by Landlord, is given by Landlord to Tenant. Notwithstanding any such reletting or reentry or taking possession, Landlord may at any time thereafter elect to terminate this Lease for a previous Event of Default, Landlord’s acceptance of rent following an Event of Default hereunder shall not be construed as Landlord’s waiver of such Event of Default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of any other violation or default. The failure of Landlord to enforce any of the Rules and Regulations described in Paragraph 16 against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and is signed by Landlord. The rights granted to Landlord in this Lease shall be cumulative of every other right or remedy which Landlord may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. If Landlord brings any action under this Lease, or consults or places this Lease or any amount payable by Tenant hereunder with an attorney for the enforcement of any of Landlord’s rights hereunder, then Tenant agrees to pay to Landlord on demand Legal Costs incurred by Landlord in connection therewith.

27. Quiet Possession. Landlord hereby covenants that Tenant, upon paying rent as herein reserved, and performing all covenants and agreements herein contained on the part of Tenant, shall and may peacefully and quietly have, hold and enjoy the Premises without any disturbance from Landlord or from any other person claiming by, through or under Landlord, subject to the terms, provisions, covenants, agreements and conditions of this Lease, specifically including, but without limitation, the matters described in Paragraph 34 hereof.

28. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

29. Security Deposit. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rental or a measure of Landlord’s damages in case of default by Tenant upon the occurrence of any Event of Default by Tenant or upon termination of this Lease. Landlord may commingle the Security Deposit with other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within 60 days after the termination of this Lease. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of, or any other matter relating to, such Security Deposit.

30. Insurance Requirements.

(a) Tenant hereby waives any cause of action it might have against Landlord on account of any loss or damage that is insured against under any insurance policy that covers the Premises, Tenant’s fixtures, personal property, leasehold improvements or business and which names Tenant as a party insured. Landlord hereby waives any cause of action it might have against Tenant because of any loss or damage that is insured against under any insurance policy that covers the Building, business income or any property of Landlord used in connection with the Building and which names Landlord as a party insured, provided that if the cost of restoring the loss or damage exceeds the amount of property damage insurance proceeds paid to Landlord on account of the loss or damage, Tenant shall remain liable to Landlord for the amount of such excess, to the extent attributable to Tenant’s negligence or willful misconduct. This provision is cumulative of Paragraph 15.

(b) Tenant, at its sole cost and expense, shall procure and maintain throughout the Lease Term:

(i) a policy or policies for commercial general liability and property damage insurance on an occurrence basis, with a broad form contractual liability endorsement (“Liability Insurance”) insuring Tenant against any and all liability for injury to or death of a person or persons and/or property damage, occasioned by or arising out of or in connection with the use or occupancy of the Premises, the minimum amounts of liability of such policy or policies to be a combined single limit for each occurrence in an amount of not less than $2,000,000.00 per occurrence and in an amount of not less than $3,000,000.00 general aggregate; provided, however, that Landlord shall retain the right to require Tenant to increase such coverage from time to time to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by landlords for similar space in buildings comparable to the Building;

(ii) Insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of “Special Form Causes of Loss” or “Broad Form” (or its equivalent if not available) property insurance policies with extended coverage, insuring Tenant’s Alterations and personal property at the Premises in an amount equal to 90% of the replacement value (or in such higher percentage as may be necessary to avoid application of coinsurance provisions of the policy) (“Hazard Insurance”), as Landlord shall in no event be required to rebuild, repair or replace any part of the furniture, equipment, personal property, fixtures and other improvements which may have been placed by Tenant on or within the Premises;

(iii) Business interruption insurance in an amount equal to at least one year’s rent;

(iv) during the performance of any Alteration, until completion thereof, Builder’s Risk insurance (“Alterations Insurance”) on an “all risk” basis and on a completed value form including Permission to Complete and Occupancy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Premises;

(v) Workers’ Compensation Insurance, as required by law;

(vi) Such other insurance in such amounts as the Landlord Parties may reasonably require.

Landlord, Landlord’s managing agent, and any ground lessors and any mortgagees (whose names shall, from time to time, be furnished to Tenant) (collectively, hereinafter referred to as “Landlord Parties”) shall be added as a loss payee as their respective interests may appear, to Tenant’s Hazard Insurance and Alterations Insurance, and shall also be added as additional insureds on Tenant’s Liability Insurance, other than any worker’s compensation insurance. Tenant’s Liability Insurance shall include a contractual liability policy provision under which the insurer agrees to indemnify, defend and hold the additional insureds harmless from and against, subject to the limits of liability required by this Lease and to the limitations applicable to contractual liability policies, all cost, expense and liability arising out of, or based upon, any and all claims, accidents, injuries and damages for which Tenant is required to indemnify Landlord under this Lease. All Tenant’s insurance shall be primary and non-contributory (as shown on endorsement) and Tenant shall obtain a written obligation on the part of each insurance company to notify the Landlord Parties at least ten (10) days prior to cancellation, expiration or material alteration of such insurance. In addition, upon receipt by Tenant of any notice of cancellation or any other notice from the insurance carrier that may materially adversely affect the coverage of the insureds under such policy of insurance, Tenant shall promptly deliver to all Landlord Parties a copy of such notice. All Tenant’s Insurance shall be effective under valid and enforceable policies issued by reputable and independent insurers authorized to do business in the State of Texas, and rated in Best’s Insurance Guide, or any successor thereto (or if there be none, a similar organization having a national reputation) as having a general policyholder rating of “A-” and a financial rating of at least “IX.”

(c) On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate policies or certificates of insurance, including evidence of waivers of subrogation required to be carried pursuant to this Article and that the Landlord Parties are named as additional insureds and/or loss payees, as the case may be. Evidence of each renewal or replacement of the insurance policies shall be delivered by Tenant to Landlord at least ten days prior to the expiration of such policies.

31. Binding Effect. The provisions of this Lease shall be binding upon and inure to the benefit of Landlord and Tenant, respectively, and to their respective heirs, personal representatives, successors and assigns, subject to the provisions of Paragraphs 11, 24 and 41 hereof.

32. Notices. Any notice required or permitted to be given hereunder by one party to the other shall be deemed to be given when deposited in the United States mail, certified or registered, return receipt requested, with sufficient postage prepaid, or by a national recognized overnight courier, or hand delivered (against a signed receipt), addressed to the respective party to whom notice is intended to be given at the address of such party set forth on the Basic Lease Information. Either party hereto may at any time by giving written notice to the other party in the aforesaid manner designate any other address, which, in regard to notices to be given to Tenant, must be within the continental United States, in substitution of the foregoing address to which any such notice shall be given.

33. Brokerage. Tenant warrants that it has not had any dealings with any broker or agent representing Tenant: in connection with the negotiation or execution of this Lease other than Steven R. Biegel of Savills Studley, and Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all cost, expense or liability for commissions or other compensation or charges claimed by any other broker or agent purporting to have represented Tenant with respect to this Lease The provisions of this Section shall survive the expiration or earlier termination of this Lease.

34. Subordination. This Lease and all rights of Tenant hereunder are subject and subordinate to any deed of trust, mortgage or other instrument of security which does now or may hereafter cover the Building and the Land or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any of such deed of trust, mortgage or instrument of security (collectively, “Mortgage”), and to all ground or underlying leases of the Real Property or the Building and all renewals, extensions, supplements, amendments and modifications of those leases (collectively, “Ground Lease”). This provision is hereby declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that, in the judgment of Landlord, may be necessary or proper to confirm or evidence such subordination, and Tenant hereby irrevocably appoints Landlord as Tenant’s agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates. However, notwithstanding the generality of the foregoing provisions of this Paragraph 34, Tenant agrees that any mortgagee or ground lessee shall have the right at any time to subordinate any such Mortgage or Ground Lease, as the case may be, to this Lease on such terms and subject to such conditions as such mortgagee or ground lessee may deem appropriate in its discretion. Tenant further covenants and agrees upon demand by Landlord’s mortgagee or ground lessor at any time, before or after the institution of any proceedings for the foreclosure of any such Mortgage, or sale of the Building pursuant to any such Mortgage or voluntary sale, or termination of the Ground Lease, as the case may be, to attorn to the purchaser or owner upon any such sale and to recognize and attorn to such purchaser or owner as Landlord under this Lease. The agreement of Tenant to attorn upon demand of Landlord’s mortgagee or ground lessor contained in the immediately preceding sentence shall survive any such foreclosure sale or trustee’s sale or termination of a Ground Lease. Tenant hereby agrees to execute, acknowledge and deliver to Landlord’s mortgagee or ground lessor any and all instruments and certificates that Landlord’s mortgagee or ground lessor may request in order to confirm or evidence such attornment.

35. Joint and Several Liability. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor(s) of Tenant’s obligations hereunder, the obligations of Tenant shall be joint and several obligations of Tenant and each such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against each such guarantor, nor shall any such guarantor be released from its guarantee for any reason whatsoever, including, without limitation, any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord’s rights, the failure to give Tenant or any such guarantor any notices, or the release of any party liable for the payment or performance of any of Tenant’s obligations hereunder.

36. Building Name and Address. Landlord reserves the right at any time to change the name by which the Building is designated and its address, and Landlord shall have no obligation or liability whatsoever for costs or expenses incurred by Tenant as a result of such name change or address change of the Building.

37. Estoppel Certificates; Financial Statements.

(a) Tenant agrees to furnish from time to time, within five (5) days following the written request by Landlord or any successor to Landlord or by the holder of any deed of trust or mortgage covering the Land and Building or any interest of Landlord therein, an estoppel certificate signed by Tenant to the effect that this Lease is then presently in full force and effect and specifying any modifications; that the Lease Term has commenced and the full Rental is then accruing hereunder; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that no rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease; that Tenant, as of the date of such certificate, has no charge, lien or claim of offset under this Lease or otherwise against rents or other charges due or to become due hereunder; and that to the knowledge of Tenant, Landlord is not then in default under this Lease. To the extent that Tenant believes any of the foregoing to be inaccurate, Tenant shall specifically enumerate in the certificate the alleged inaccuracy and Tenant’s basis for refusing to certify to such facts. At Landlord’s option, any such certificate may also contain an acknowledgment by Tenant of receipt of notice of the assignment of this Lease to such holder and the agreement by Tenant with such holder that from and after the date of such certificate, Tenant will not pay any rent under this Lease more than thirty (30) days in advance of its due date, will not surrender or consent to the modification of any of the terms of this Lease nor to the termination of this Lease by Landlord, and will not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to the holder of such deed of trust or mortgage (at such holder’s last address furnished to Tenant) and until a reasonable period of time shall have elapsed following the giving of such notice, during which period such holder shall have the right, but shall not be obligated, to remedy such act or omission; provided, however, that (i) the agreement of Tenant described in this sentence will be of no effect under such certificate unless Tenant is furnished by such holder with a copy of any assignment to such holder of Landlord’s interest in this Lease within ninety (90) days after the date of such certificate, and (ii) the agreement of Tenant with such holder that is embodied in such certificate shall terminate upon the subsequent termination of any such assignment. In the event Tenant shall fail or neglect to execute, acknowledge and deliver any such certificate, Landlord may, as the agent and attorney-in-fact of Tenant, execute, acknowledge and deliver the same, and Tenant hereby irrevocably nominates, constitutes and appoints Landlord as Tenant’s proper and legal agent and attorney-in-fact for such purpose. Such power of attorney shall not terminate on disability of the principal.

(b) Tenant shall also furnish to Landlord when requested by Landlord, but no more often than one time per calendar year, a statement of the financial condition of Tenant prepared by an independent certified public accountant in a form reasonably satisfactory to Landlord.

38. Mechanic’s Liens. Nothing contained in this Lease shall authorize Tenant to do any act which shall in any way encumber the title of Landlord in and to the Premises or the Building or any part thereof; and if any mechanic’s or materialman’s lien is filed or claimed against the Premises or Building or any part thereof in connection with any work performed, materials furnished or obligation incurred by or at the request of Tenant, Tenant will promptly pay same or cause it to be released of record or bonded around in accordance with applicable law. If the lien is not released of record within or bonded around, or default in payment thereof shall continue for, twenty (20) days after written notice thereof from Landlord to Tenant, without limiting or otherwise affecting any of Landlord’s other rights or remedies and without waiving any Event of Default by Tenant, Landlord shall have the right and privilege at Landlord’s option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest at the Default Rate, shall be so much Additional Rent hereunder from Tenant to Landlord and shall be repaid to Landlord immediately on demand therefor.

39. Taxes and Tenant’s Property. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

40. Constructive Eviction. Tenant shall not be entitled to claim a constructive eviction from the Premises unless Tenant shall have first notified Landlord in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Landlord shall have failed to remedy such conditions within a reasonable lime after receipt of said notice.

41. Landlord’s Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord. Notwithstanding anything to the contrary contained in this Lease, in the event Landlord sells, assigns, transfers or conveys its interest in the Building and the Land, Landlord shall have no liability for any acts or omissions that occur after the date of said sale, assignment, transfer or conveyance.

42. Execution by Landlord. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights with respect hereto unless and until Landlord shall, or shall cause its managing agent to, execute a copy of this Lease already executed and delivered by Tenant to Landlord, and deliver the same to Tenant.

43. No Waiver. No waiver by Landlord of any of its rights or remedies hereunder, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Landlord; no delay or omission in the exercise or enforcement by Landlord of any rights or remedies shall ever by construed as a waiver of any right or remedy of Landlord; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Landlord.

44. No Third Party Beneficiary. This Lease is for the sole benefit of Landlord, its successors and assigns, and Tenant, its permitted successors and assigns, and it is not for the benefit of any third party.

45. Number and Gender. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

46. Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages and/or unavailability of labor or materials, war, governmental laws, regulations or restrictions, or any other cause of any kind whatsoever which are beyond the reasonable control of Landlord.

47. Environmental Compliance. Tenant covenants and agrees to comply strictly and in all respects with the requirements of any applicable law, statute, ordinance, permit, decree, guideline, rule, regulation or order pertaining to health or the environment (hereinafter sometimes collectively called “Applicable Environmental Laws”), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act, the Texas Water Code and the Texas Solid Waste Disposal Act, as each of the foregoing may be amended, supplemented or replaced from time to time. Except in connection with Tenant’s Permitted Use under this Lease (which Tenant shall do in strict conformity with all Applicable Environmental Laws and all other applicable laws, ordinances, orders, rules and regulations), Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be generated, treated, stored, used, installed or disposed in, on, under or about the Premises or the Building. Tenant shall procure, maintain in effect, and comply with all conditions of any and all permits, licenses and other government and regulatory approvals required for the storage or use by Tenant of Hazardous Materials on the Premises, including without limitation, discharge of properly treated materials or waste into or through any sanitary sewer serving the Premises. Tenant represents, warrants, covenants and agrees that Tenant is not and will not become involved in operations at the Premises or Building which could lead to the imposition on Landlord or its agents, officers and directors (herein “Landlord’s Related Parties”) of liability under any of the Applicable Environmental Laws. Tenant does hereby, for itself and on behalf of its agents, invitees, officers and directors (herein “Tenant’s Related Parties”), agree to and hereby does INDEMNIFY, DEFEND and HOLD HARMLESS Landlord and Landlord’s Related Parties, of, from and against any and all liabilities, assessments, suits, damages, fees, claims, fines, penalties, deficiencies, losses, suits, actions, causes of action, costs, expenses, Legal Costs, judgments and amounts paid in settlement at any time, in any way related to, or in any way arising out of (i) the breach of any of the covenants, conditions or agreements of Tenant or any of Tenant’s Related Parties under this Paragraph 47, (ii) the handling, installation, storage, use, generation, treatment or disposal of Hazardous Materials, including any cleanup, remedial, removal, or restoration work required by the Applicable Environmental Laws or (iii) the assertion of any lien or claim imposed against the Premises, Building, Building or any portion thereof or Landlord or any of Landlord’s Related Parties, or any of their respective property, pursuant to the Applicable Environmental Laws. The covenants, indemnities and agreements of Tenant under this Paragraph 47 shall survive the expiration or termination of this Lease.

Tenant, at Tenant’s sole cost and expense, shall maintain, throughout the Lease Term, a contract with a licensed medical waste removal company reasonably approved by Landlord for the removal and disposal of all Medical Waste, contaminated waste and Hazardous Substances. Tenant shall store within the Premises, and shall arrange for the timely removal and disposal of, all Medical Waste, contaminated waste and Hazardous Substances in accordance with all applicable Requirements. Tenant shall not permit the mixing, disposal, or release of any Medical Waste into general office trash, waste or refuse and shall separate Medical Waste from other types of refuse and shall place the Medical Waste in an air-tight locked covered container conspicuously marked with the phrase “Medical Waste” and the skull and cross bones warning for toxic substances. Such container shall be impervious to the elements, air-tight, and puncture resistant. At Landlord’s request, Tenant shall deliver to Landlord documentary proof that Tenant is in compliance with this provision. Any fines incurred by Landlord by reason of Tenant’s failure to comply with the provisions of this subsection shall be paid by Tenant to Landlord on demand as Additional Rent.

As used in this Lease, the term “Hazardous Materials” means any nuclear materials, nuclear waste, medical materials, Medical Waste, flammables, explosives, radioactive materials, radioactive waste, asbestos-containing materials, the group of organic compounds known as polychlorinated byphenyls and other hazardous waste, toxic substances or related materials, including without limitation substances defined as “hazardous substances”, “hazardous materials”, “toxic substances” or “solid waste” in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, and the Texas Solid Waste Disposal Act, as each of the foregoing may be amended, supplemented or replaced from time to time.

48. APPLICABLE LAW; CONSENT TO JURISDICTION. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS. TENANT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT WITH RESPECT TO THIS LEASE MAY BE MAINTAINED IN THE COURTS OF HARRIS COUNTY, TEXAS OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, AND TENANT HEREBY CONSENTS TO THE JURISDICTION AND VENUE OF SUCH COURTS.

IN WITNESS WHEREOF, this Lease Agreement is entered into by the parties hereto on the day and year first set forth above.

LANDLORD:
GREENPARK II MEDICAL LLC, a Delaware limited liability company

By:	/s/ Norman Livingston

Norman Livingston
Managing Member

TENANT:

ESSA PHARMACEUTICALS CORP., a Texas corporation

By:	/s/ Bob Rieder

Title:	CEO

EXHIBIT “A” TO LEASE AGREEMENT

Legal Description of the Land

METES AND BOUNDS DESCRIPTION OF A 1.832 ACRE TRACT OF LAND OUT OF THE PLEASANT W. ROSE SURVEY, ABSTRACT 645 HARRIS COUNTY, TEXAS

Being a tract of land containing 1.832 acres out of the Pleasant W. Rose Survey, Abstract 645, in Harris County, Texas, and part of a 7.240 acre tract of land recorded in Harris County Clerk’s Pile No. H-351965. Said 1.832 acres being more particularly described by metes and bounds as follows:

COMMENCING at a 5/8-inch iron rod, marking the intersection of the Southeast right-of-way line of the South Main Street (based on a width of 120.00 feet) and the Southwest right-of-way line of Greenbriar Drive (based on a width of 60.00 feet), same being the Northwesterly corner of Block Nine (9), of the replat of Braeswood Addition, Section “1A”, recorded in Volume 12, Page 24, of the Harris County Map Records;

THENCE South 35’00’00” West with the Southeast right-of-way line of South Main Street, 612.50 feet to a point for corner and being the PLACE OF BEGINNING for the tract of land herein described;

THENCE South 55’04’34” East, 255.22 feet to a point for corner;

THENCE North 34’55’26” East, 15.00 feet to a point for corner;

THENCE South 55’04’34” East, 44.00 feet to a point for corner;

THENCE South 34’55’26” West, 15.00 feet to a point for corner;

THENCE South 55’04’34” East, 73.45 feet to a point for corner; same being on the Northwest right-of-way line of Brays Bayou;

THENCE along said Northwest right-of-way line the arc of a curve to the right, having a chord of South 32’59’28” West 208.35 feet, a radius of 570.44 feet, a central angle of 21’02’44”, a distance of 209.53 feet to a 5/8-inch iron rod for corner;

THENCE North 55’00’00” West, 324.97 feet to a 5/8-inch iron rod for corner;

THENCE North 25’56’43” West, 20.59 feet to a 5/8-inch iron rod for corner;

THENCE North 55’00’00” West, 37.00 feet to a 5/8-inch iron rod for corner; same being on the Southeast right-of-way line of the aforementioned South Main Street;

THENCE North 35’00’00” East, along said Southeast right-of-way line, 197.73 feet to the PLACE OF BEGINNING, containing 1.832 acres of land, more or less.

EXHIBIT “A” - PAGE 1 OF 1

EXHIBIT “B” TO LEASE AGREEMENT

[Floor Plan to be provided]

EXHIBIT “B” - PAGE 1 OF 1

EXHIBIT “C” TO LEASE AGREEMENT

Holidays

January 1st*	New Year’s Day

Last Monday in May	Memorial Day

July 4th*	Independence Day

First Monday in September	Labor Day

Fourth Thursday in November plus Friday following	Thanksgiving Holidays

December 25th*	Christmas Day

*	or the day legally celebrated

EXHIBIT “C” - PAGE 1 OF 1

EXHIBIT “D” TO LEASE AGREEMENT

Leasehold Improvements Agreement

This Leasehold Improvements Agreement (this “Agreement”) is made and entered into this      day of August, 2014, in connection with that certain Lease Agreement (the “Lease”), executed concurrently herewith by and between GREENPARK II MEDICAL LLC (“Landlord”) and ESSA PHARMACEUTICALS CORP. (“Tenant”), and constitutes the entire agreement of Landlord and Tenant with respect to the construction and completion of the Premises described in the Lease. In the event of a conflict between the provisions of this Agreement and other provisions of the Lease, the provisions of this Agreement will control. Terms defined in the Lease, when used herein, shall have the same meanings as are ascribed to them in the Lease.

1. Premises Condition. Since the Premises have been occupied by a previous tenant, Tenant hereby agrees to accept the Premises in its “as is” condition, except that Landlord, at Landlord’s sole cost and expense will perform the following work: New paint, carpet, VCT and base selected by Tenant from Landlord’s building standard materials; New 2x2 building standard ceiling tile, utilizing the existing ceiling grid; Remove the one-way glass between the conference room and adjacent small room and replace with solid drywall; Replace the toilet and sink in the private bath within the Premises with building standard fixtures; Install building standard window film selected by Tenant at the entry and within the Premises on glass partitions designated by Tenant, and; and Install building standard vinyl graphics on Tenant’s suite sign (collectively, “Landlord’s Work”).

2. Occupancy of the Premises. The Lease Term and Tenant’s Rent obligations under the Lease will commence upon the Commencement Date set forth in the Lease except as otherwise expressly provided herein or in the Lease. Subject to any delays that are the responsibility of Tenant, Landlord shall cause all of the Work to be substantially completed on or before the Commencement Date set forth in the Lease, subject to Tenant’s Delays, delays caused by force majeure and subject to the provisions of Paragraph 8 of the Lease. Tenant agrees that upon substantial completion of the Work, Tenant will occupy and accept the Premises, subject to any incomplete or defective work described on a punch list prepared by Landlord and approved by Tenant prior to occupancy. Only one punch list will be prepared prior to Tenant’s occupancy of the Premises. Latent defects or other items mutually agreed upon between Landlord and Tenant not listed in the original punch list may be added to such original punch list for a period of thirty (30) days after Tenant’s occupancy of the Premises. Tenant shall not enter into possession of the Premises prior to substantial completion without Landlord’s written consent, which consent may be granted or withheld at the sole discretion of Landlord. In the event Tenant takes possession of all or any portion of the Premises with Landlord’s consent prior to substantial completion of the Premises, without limitation, of Landlord’s other rights and remedies, Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all loss, cost, expense, damage, claim, action and liability that Landlord may ever suffer or incur or have asserted against it on account of any loss of or damage to property (whether owned by Landlord, Tenant or any third party) or injury or death of any person that occurs prior to the date of substantial completion, whether due to the negligence of Landlord or Tenant, or their respective employees, agents or contractors.

EXECUTED as of the day and year first above written.

LANDLORD:

GREENPARK II MEDICAL LLC, a Delaware limited liability company

By:	/s/ Norman Livingston

Norman Livingston
Manager

TENANT:

Essa Pharmaceuticals Corp.

/s/ Bob Rieder

By:	Bob Rieder

Title:	CEO

EXHIBIT “D” - PAGE 1 OF 1

EXHIBIT “E” TO LEASE AGREEMENT

Acceptance of Premises Memorandum

THIS ACCEPTANCE OF PREMISES MEMORANDUM (this “Memorandum”) is entered into on this      day of             , 20     by and between GREENPARK II MEDICAL LLC, a Delaware limited liability company, as Landlord (“Landlord”), and                     , as Tenant (“Tenant”). Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning ascribed to such terms in the Lease (as hereinafter defined).

R E C I T A L S:

WHEREAS, on             , 20    , Landlord and Tenant entered into that certain Lease Agreement (the “Lease”) whereby Landlord leased certain Premises located in the Building to Tenant pursuant to certain terms and provisions more particularly described therein;

WHEREAS, certain leasehold improvements to the Premises have been constructed and installed for the benefit of Tenant in accordance with the Approved Working Drawings and upon the terms and conditions set forth in the Leasehold Improvements Agreement attached as Exhibit “D” to the Lease; and

WHEREAS, as provided in Paragraph 8 of the Lease, Tenant desires to take possession of and accept the Premises subject to the terms and provisions hereof.

NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and agreements contained herein and in the Lease, Landlord and Tenant hereby expressly covenant, acknowledge and agree as follows:

1. Except for the specific items described in the “punch list” attached hereto as Exhibit “E-1” and incorporated herein by reference for all purposes, which Landlord shall endeavor to remedy within                      (    ) business days hereof, Landlord has fully completed the Alterations to the Premises in accordance with the Approved Working Drawings and approved Change Orders, if any, and pursuant to the Leasehold Improvements Agreement. The Premises are substantially complete as that term is defined in Paragraph 8 of the Leasehold Improvements Agreement attached as Exhibit “D” to the Lease.

2. The Premises are tenantable and ready for immediate occupancy by Tenant, Landlord has no further obligation to install or construct any leasehold improvements, modifications or alterations to the Premises (except as described in Exhibit “E-1” attached hereto), and, except as described in Exhibit “E-1” attached hereto, the Premises are satisfactory to Tenant in all respects.

3. The Commencement Date shall be             , 20    . Pursuant to the provisions of the Lease, the first monthly installment of Base Rental shall become due and payable on             , 20    .

4. The Expiration Date shall be             , 20    .

5. Except as specifically set forth herein, as of the date of this Memorandum, the Lease has not been modified, altered, supplemented, superseded or amended in any respect.

6. All terms, provisions and conditions of the Lease are and remain in full force and effect, and are hereby expressly ratified, confirmed, restated and reaffirmed in each and every respect.

IN WITNESS WHEREOF, this Memorandum is entered into by Landlord and Tenant on the date first set forth above.

EXHIBIT “E” - PAGE 1 OF 1

LANDLORD:	TENANT:

GREENPARK II MEDICAL LLC, a Delaware limited liability company	Essa Pharmaceuticals Corp.

/s/ Norman Livingston	/s/ Bob Rieder

By:	By:	Bob Rieder

Norman Livingston	Its:	CEO

Manager

EXHIBIT “E” - PAGE 1 OF 1

EXHIBIT “F” TO LEASE AGREEMENT

Building Rules and Regulations

1. Sidewalks, doorways, vestibules, corridors, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises and for going from or to another part of the Building.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable materials shall be thrown or placed therein. Damage resulting to any such fixtures or appliances or surrounding areas from misuse by Tenant shall be repaired at the sole cost and expense of Tenant, and Landlord shall not in any case be responsible therefor.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other parts of the Building except of such color, size and style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by the Building maintenance personnel nor shall any part of the Building be defaced by Tenant.

4. Landlord will provide and maintain an alphabetical directory of each Tenant’s firm name on the first floor (main lobby) of the Building and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any additional lock or locks on any doors in or to the Premises without Landlord’s prior written consent. Two keys to the locks on the doors which access the Premises from the Common Areas shall be furnished by Landlord to Tenant, and Tenant shall not have any duplicate keys made. Additional keys required by Tenant shall be made by Landlord at Tenant’s sole expense. Upon termination of the Lease, Tenant shall return all keys to Landlord and shall provide to Landlord a means of opening all safes, cabinets and vaults being left with the Premises.

6. With respect to work being performed by Tenant in the Premises with the approval of Landlord, Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service to them to Landlord for Landlord’s supervision, approval and control before the performance of any contractual services. This provision shall apply to work performed in the Building including, but not limited to, installation of telephones, communication equipment, electrical devices and attachments, and any and all installation of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building. Tenant must have Landlord’s written approval prior to employing any contractor. Any and all such contractors shall comply with these Rules and Regulations for such services including, but not limited to, insurance requirements. All work in or on the Building shall comply with any and all codes. Tenant shall take no action which would disturb the ceiling tiles or cause any work to be performed above the acoustical ceiling in the Building.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any bulky materials, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movement shall be under the supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant will include determination by Landlord, and subject to its decision and control, as to the time, method and routing of movement and as to limitations for safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to person or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord and other tenants if damaged or injured as a result of acts in connection with carrying out this service for Tenant from the time of entering the property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

EXHIBIT “F” - PAGE 1 OF 3

8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment, which shall, in all cases, be positioned to distribute the weight and stand on supporting devices approved by Landlord. All damage done to the Building by taking in or putting out any property of Tenant, or done by Tenant’s property while in the Building, shall be repaired at the expense of Tenant.

9. Corridor doors, when not in use, shall be kept closed.

10. Tenant shall cooperate with Landlord’s employees in keeping its Premises neat and clean. Tenant shall not employ any person for the purpose of such cleaning other than the Building’s cleaning and maintenance personnel. Landlord shall be in no way responsible to Tenant, its agents, employees or invitees for any loss of property from the Premises or public areas or for any damage to any property thereon from any cause whatsoever.

11. To insure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to the Premises except by persons approved by Landlord in writing.

12. For Tenant required communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power in excess of standard office use, cooking or heating without Landlord’s prior written permission. Heating or cooking shall not mean the brewing of coffee, tea or similar beverages nor the heating of prepared food in small microwave ovens.

13. Tenant shall not make or permit any improper noises in the Building or otherwise interfere in any way with other tenants or persons having business with them.

14. Nothing shall be swept or placed into the corridors, halls, elevator shafts or stairways. No animals shall be brought into or kept in, on or about the Premises.

15. No machinery other than standard medical office equipment shall be operated by Tenant in its Premises without the prior written consent of Landlord, nor shall Tenant use or keep in the Building any flammable or explosive fluid or substance. Business machines and mechanical and electrical equipment belonging to Tenant which cause noise, vibration, electrical or magnetic interference, or any other nuisance that may be transmitted to the structure of other portions of the Building or the Premises to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their Premises or the Common Areas, shall be placed and maintained by Tenant, at Tenant’s expense, in settings of cork, rubber, spring type, or other vibration-eliminating devices sufficient to eliminate noise and vibrations.

16. No portion of the Premises shall at any time be used or occupied as sleeping or lodging quarters.

17. Landlord will not be responsible for money, jewelry or other personal property lost or stolen in or from the Premises or public areas regardless of whether such loss or theft occurs when the area is locked against entry or not.

18. The Premises shall not be occupied by an average of more than one (1) person per 150 rentable square feet of the Premises without the prior written consent of Landlord.

19. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be advisable for the safety, protection, care and cleanliness of the Building, the use and operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed.

20. The requirements of Tenant will be attended to only upon application at the office of Landlord in the Building or at such other address as may be designated by Landlord. Employees of Landlord shall not perform any work or do any of their regular duties, unless under special instructions from the office of Landlord.

EXHIBIT “F” - PAGE 2 OF 3

21. No awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the “Building or from the exterior of the Premises within the Building may be installed by Tenant without Landlord’s prior written consent.

22. Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall use commercially reasonable efforts to prevent same.

23. Landlord shall have the right to exclude any person from the Building, and any person in the Building will be subject to identification by employees and agents of Landlord. All persons in or entering the Building shall be required to comply with the security policies of the Building, including, without limitation, the showing of suitable identification and signing of a Building register when entering or leaving the Building. If Tenant desires additional security service for the Premises, Tenant shall have the right (with advance written consent of Landlord) to obtain such additional service at Tenant’s sole cost and expense. Notwithstanding the foregoing, Tenant acknowledges and agrees that Landlord shall not have any responsibility for providing security systems to protect Tenant’s PHI and the same shall be preserved by Tenant in a secure cabinet, as to papers, and secure electronic format as to electronic files; that the PHI access points be clearly and conspicuously identified with restrictions such as “THESE CABINETS/COMPUTERS CONTAIN PROTECTED AND CONFIDENTIAL INFORMATION. ANY UNAUTHORIZED ACCESS OR USE MAY RESULT IN VIOLATION OF FEDERAL LAW, FINES AND IMPRISONMENT”. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage. Landlord shall not be responsible for the theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Building of any person. In case of an invasion, mob, riot or public excitement, Landlord reserves the right to implement reasonable measures to limit, restrict or prevent access to the Building during the continuance of same.

EXHIBIT “F” - PAGE 3 OF 3

Rider No. 100

LEASE GUARANTY

FOR VALUE RECEIVED, and in consideration of, and in order to induce GREENPARK II MEDICAL LLC (“Landlord”) to execute a certain Lease Agreement (the “Lease”; all capitalized terms used herein shall have the meanings set forth in the Lease unless otherwise defined) dated of even date herewith between Landlord and ESSA PHARMACEUTICALS CORP (“Tenant”) covering certain premises in Landlord’s office tower known as GREENPARK TWO MEDICAL PROFESSIONAL BUILDING situated in the City of Houston, Texas, the undersigned (hereinafter referred to individually and collectively as “Guarantor” whether one or more) hereby jointly and severally guarantees unto Landlord (i) the full and prompt payment of the Base Rental, Additional Rent and all other sums and charges payable by Tenant under the Lease, and (ii) the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant (the Base Rental, Additional Rent, other sums and charges and other obligations, liabilities and duties described in the foregoing clauses (i) and (ii) being hereinafter collectively referred to as the “Obligations”). Guarantor hereby covenants that if Tenant shall default in the payment or performance of any of the Obligations that continues beyond any applicable notice and/or grace period, Guarantor shall pay the amount due to Landlord and perform all of the other obligations with respect to which Tenant is then in default. Guarantor further covenants to pay to Landlord on demand by Landlord all damages, costs and expenses that may arise in consequence of any default by Tenant or that are incurred in enforcing this Guaranty, including without limitation, Legal Costs.

This Guaranty is an absolute and unconditional guaranty of payment and of performance. It shall be enforceable against Guarantor without the necessity of (i) any suit instigated by Landlord against Tenant, (ii) the exhaustion of Landlord’s remedies with respect to Tenant under the Lease, or (iii) the enforcement of Landlord’s rights with respect to any security which has ever been given to secure the payment and performance of the Obligations. This Guaranty shall also be enforceable without the necessity of any notice of Tenant’s nonpayment or nonperformance, notice of acceptance of this Guaranty or any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives.

The obligations of Guarantor shall be irrevocable and unconditional, irrespective of the genuineness, validity, regularity or enforceability of the Lease or any security given for the Obligations or any circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor, and Guarantor waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty, and agrees that the obligations of Guarantor hereunder shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Specifically, Guarantor waives the benefits of any right of discharge under Chapter 34 of the Texas Business and Commerce Code and any other rights of sureties and guarantors thereunder. Without limiting the generality of the foregoing, Guarantor agrees that the occurrence of the following events (or any thereof), whether they occur with or without notice or consent by Guarantor, will in no way release or impair any liability or obligation of Guarantor hereunder: (i) Landlord, in its discretion, waives compliance by Tenant with any of its Obligations or covenants under the Lease or waives any default thereunder, or grants any indulgence with respect to the Lease, (ii) Landlord modifies, amends or changes any provision of the Lease, (iii) Landlord grants extensions or renewals of the Lease or the Obligations, (iv) Landlord transfers its interest in the premises covered by the Lease or its rights under this Guaranty, (v) Landlord consents to the assignment by Tenant of its rights under the Lease, (vi) Landlord deals in any respect with Tenant and the Obligations as if this Guaranty were not in effect, (vii) Tenant is released from its Obligations by benefit of an exculpation clause in the Lease, (viii) the release or discharge of Tenant in an creditor’s proceedings, receivership, bankruptcy or other proceeding, (ix) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the federal Bankruptcy Act or other statute or from the decision in any court, and (x) the rejection or disaffirmance of the Lease in any such proceedings. If, as a result of such proceedings, Landlord is forced to refund any payment made by Tenant to Landlord because it is found to be a preference or for any other reason, Guarantor hereby covenants to pay such amount to Landlord upon demand.

All of Landlord’s rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative, and no such right or remedy therein mentioned is intended to be in exclusion of or a waiver of any of the others. Specifically, the obligation of Guarantor hereunder shall not be released by Landlord’s receipt, application or release of security given for performance and observance of covenants and conditions required to be performed and observed by Tenant under the Lease.

RIDER NO. 100 - PAGE 1 OF 2

Until the Obligations have been paid in full, Guarantor shall not have any right of subrogation unless such right is expressly granted in writing by Landlord. Any indebtedness of Tenant held by Guarantor is hereby subordinated to this Guaranty; and such indebtedness of Tenant to Guarantor, if Landlord so requests, shall be collected, enforced and received by Guarantor as trustee for Landlord and shall be paid over to Landlord in order to satisfy the Obligations guaranteed hereunder.

Landlord in its sole discretion may apply all payments received by it from Tenant, Guarantor or any other guarantor under any other instrument, or realized by it from any security in such manner and order or priority as Landlord sees fit, to any of the Obligations of Tenant, whether or not any of the Obligations to which any payment is applied are due at the time of such application.

Whether signed by only one person or more than one person, this Guaranty and all other obligations hereunder shall be binding on each of the undersigned and their respective heirs, executors, administrators, successors and assigns. The word “person” as used herein includes natural persons and entities of all kinds. Suit may be brought and maintained against Guarantor without the joinder of Tenant or any other person, and in the event that there is more than one guarantor of the Obligations, Landlord may (i) bring suit against all guarantors jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of such guarantors for such consideration as Landlord may deem proper, and (iii) release one or more of the guarantors from liability without impairing the liability of the guarantors not so released; and no action brought by Landlord against any guarantor of the Obligations shall impair the right of Landlord to bring suit against any remaining guarantor or guarantors, including Guarantor hereunder.

Guarantor agrees that if Landlord shall employ counsel to present, enforce or defend any or all of Landlord’s rights or remedies hereunder, or defend any action brought by Guarantor, then, in any such event, Guarantor shall pay all Legal Costs incurred by Landlord in connection with any such action.

This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

As used herein, the term “Tenant” shall include any successor or assignee of Tenant, the term “Landlord” shall include any successor or assignee of Landlord, and the term “Lease” shall include any amendment, extension or renewal of the Lease.

THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS. GUARANTOR HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT WITH RESPECT TO THIS GUARANTY MAY BE MAINTAINED IN THE COURTS OF HARRIS COUNTY, TEXAS, OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS AND GUARANTOR HEREBY CONSENTS TO THE JURISDICTION AND VENUE OF SUCH COURTS. GUARANTOR WAIVES AND RELINQUISHES ANY AND ALL RIGHTS UNDER TEXAS PROPERTY CODE SECTIONS 51.003, 51.004 AND 51.005.

EXECUTED the 25 day of August, 2014.

/s/ Bob Rieder

Name:	ESSA PHARMA INC.

Suite 720, 999 W. Broadway, Vancouver, BC, V5Z 1K5

Address (Printed or Typed)

	By:	Bob Rieder
	Title:	CEO

By:	/s/ Norman Livingston

(Signature)

RIDER NO. 100 - PAGE 2 OF 2

Rider No. 101

PARKING FACILITIES

At all times during the Lease Term and any renewal or extension thereof, and so long as this Lease and any renewal or extension thereof is in full force and effect and no Event of Default shall have occurred and be continuing under this Lease, Tenant shall be permitted the use of the parking garage associated with the Building for parking automobiles owned by Tenant and its employees, agents and invitees. Landlord hereby agrees to make available to Tenant, and Tenant hereby agrees to pay for and take, subject to the further provisions of this Rider No. 101, during the Lease Term, and any extension or renewal thereof, all or some of the following permits to park automobiles in the parking garage:

Up to one (1) permit for assigned and reserved parking stalls in the parking garage and up to nine (9) permits for unassigned and unreserved parking stalls in the parking garage.

At least thirty (30) days prior to occupancy of the Premises by Tenant under this Lease, Tenant shall notify Landlord of the exact number of parking permits which it will initially need, and Tenant shall thereafter pay for such permits at the rates provided hereinbelow in the manner established by Landlord or its garage operator from time to time. Whenever Tenant desires to pay for and take additional parking permits to which it is entitled hereunder, but as to which Tenant has not heretofore notified Landlord it will need, Tenant shall give Landlord at least thirty (30) calendar days’ prior written notice of the number of additional parking permits Tenant shall pay for and take and the date on which it will need such permits. Tenant’s right to such additional permits shall be subject to the availability of parking stalls in the parking garage at the time the request is made, such determination of availability to be made by Landlord in Landlord’s sole discretion. Tenant shall not have the right to more parking permits than the number set forth above. All parking permit payments shall be payable to Landlord, or if Landlord so desires, to the independent contractor which Landlord hires from time to time to operate the parking garage and/or uncovered parking areas. Except as set forth above, Tenant shall not be assigned to designated parking stalls, but shall be permitted to use whatever unassigned and unreserved stalls are available, on a first-come, first-serve, unassigned and unreserved basis, in areas of the parking garage designated by Landlord. Landlord reserves the right in its sole discretion to designate specific areas within the uncovered parking areas and/or the parking garage for the exclusive use of visitors and invitees to the Building and others. The designation of all such areas shall be made by Landlord in its sole discretion, and Landlord reserves the right to change such designation from time to time.

Landlord and its garage operator shall have the right from time to time to reconfigure the parking garage and to promulgate reasonable rules and regulations regarding the parking permits available to Tenant hereunder and others, including, but not limited to, the flow of traffic to and from various parking areas, angles and direction of parking, and the like. Tenant agrees to comply, and to cause its employees, agents and visitors to comply, with such rules and regulations (and reasonable additions and amendments thereto) as Landlord and its garage operator may promulgate from time to time. Landlord and its garage operator will not be responsible for money, jewelry or other personal property lost or stolen in or from the parking garage, uncovered parking areas or public areas regardless of whether such loss or theft occurs when the garage or such area is locked or otherwise secured against entry or not. Landlord reserves the right in connection with any redevelopment of the parking garage or Land to temporarily relocate Tenant’s parking to off-site parking areas in order for such parking garage and/or Land to be redeveloped.

The payments to be made in connection with such parking permits shall be determined from time to time by Landlord, in Landlord’s sole and absolute discretion, which payments shall be paid by Tenant to Landlord as Additional Rent. Pursuant to this Lease, the permit rates which are in effect as of the execution date hereof are as follows: $75 per month plus tax for each permit for an unassigned and unreserved parking stall and $100 per month plus tax for each permit for an assigned and reserved parking stall.

RIDER NO. 101 - PAGE 1 OF 1

Rider No. 102

TENANT’S OPTION TO RENEW

Tenant may, at its option and subject to the terms hereof, renew the Lease Term for one (1) additional term of twelve (12) months, provided that this Lease must be in full force and effect and no Event of Default, or event or conditions which, with the giving of notice, the passage of time, or both, could mature into an Event of Default, may exist under this Lease at the time of exercise of such option or at the time the renewal term would begin. Such renewal shall be upon the same terms and conditions of this Lease, including items of Additional Rent and the Base Expense Amount, except that (i) this Lease may not be renewed more often than as set forth above, (ii) Landlord shall have no obligation to install any Alterations in the Premises or contribute to any Alterations, and (iii) the annual Base Rental for such renewal period(s), and each monthly installment thereof, shall be determined as provided below. Each such option shall be exercised by Tenant giving notice (the “Renewal Notice”) to Landlord by certified mail, return receipt requested, at least six months prior to the end of the then-existing term, and, if not so exercised, such option not so exercised and any subsequent option to renew shall automatically expire and terminate. Time is of the essence for Tenant’s giving of the Renewal Notice. Notwithstanding anything to the contrary contained herein, Tenant’s option herein shall be subject to a determination by Landlord, at Landlord’s sole discretion, that Tenant’s financial condition at the time it makes such election is comparable or better than the financial condition of Tenant at the time Tenant had executed the Lease. If Tenant so elects to renew the Lease Term, following Tenant’s exercise of such renewal option, upon request from Landlord, Tenant and Landlord will enter into a renewal agreement by which this Lease will be renewed in accordance with the terms set forth in this Rider.

The annual Base Rental for each renewal period shall be the “Prevailing Building Rent Rate”, which shall mean the annual Rent rate then being charged by Landlord in the Building for space comparable to the Premises, as determined by Landlord, taking into consideration use, location and floor level within the Building, rental concessions then being granted by Landlord under similar circumstances, base year and/or expense stop calculations, the date the particular rate under consideration is to become effective, and the term of the lease under consideration. However, it is specifically agreed that for the purposes of Tenant’s renewal option only, no concession or allowance for installation of Tenant improvements or moving expenses will be included in determining the Prevailing Building Rent Rate, in as much as Tenant will already be in possession and leasehold improvements will already have been installed in the Premises.

RIDER NO. 102 - PAGE 1 OF 1

Rider No. 106

SCHEDULE OF BASE RENTAL

Base Rental shall be payable as follows:

Months	Cost Per Rentable Square Foot Per Annum	Monthly Installment
1 through 3	$0.00	Rent Abated
4 through 15	$31.00	$6,657.25
16 through 24	$31.93	$6,856.97
25 through 37	$32.89	$7,063.13
38 through 50	$33.87	$7,273.58
51 through 63	$34.89	$7,492.62

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